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                                                                      EXHIBIT 8b

                                     FORM OF
                          ACCOUNTING SERVICES AGREEMENT
                                   SCHEDULE B


1.  Schwab California Tax Exempt Money Fund                    November 6, 1990

2.  Schwab Money Market Fund                                   April 8, 1991

3.  Schwab Government Money Fund                               April 8, 1991

4.  Schwab Tax Exempt Money Fund                               May 3, 1991

5.  Schwab US Treasury Money Fund                              November 5, 1991

6.  Schwab Value Advantage Money Fund                          February 7, 1992

7.  Schwab Institutional Advantage Money Fund                  November 26, 1993

8.  Schwab Retirement Money Fund                               November 26, 1993

9.  Schwab New York Tax Exempt Money Fund                      November 8, 1994

10. Schwab Government Cash Reserves Fund                       October 20, 1997



                                           PFPC INC.

                                           By:      ______________________
                                                    Joseph T. Gramlich
                                           Title:   Senior Vice President


                                           SCHWAB CAPITAL TRUST

                                           By:      ______________________
                                                    William J. Klipp
                                           Title:   Executive Vice President and
                                                    Chief Operating Officer